EXHIBIT 35.1

SERVICER COMPLIANCE STATEMENT

I, Charles E. Zebula, Treasurer of AEP Texas Central Company (the "Servicer"), certify that:

(a) A review of the Servicer's activities during the reporting period covered by this Report on Form 10-K and of its performance under that certain Transition Property Servicing Agreement dated as of October 11, 2006 between AEP Texas Central Transition Funding II LLC, as the Issuing Entity, and the Servicer (the "Servicing Agreement") has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the reporting period other than as identified on Schedule A attached hereto.

Date: March 25, 2010

           /s/ Charles E. Zebula
Name:  Charles E. Zebula
Title:  Treasurer and Senior Officer in Charge of the Servicing Function, AEP Texas Central Company, as Servicer

Schedule A

Material Instances of Non-Compliance by the Servicer

Regulation AB 1122(d)(2)(vii):   Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(i)      During the reporting period, certain bank reconciliations were not performed within the time frame required by the related transaction agreements.

(ii)     Existing procedures have been reviewed with staff to enable future reconciliations to be prepared and submitted for review within the applicable time frames.